Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, each dated May 1, 2022, and each included in this Post-Effective Amendment No. 67 on the Registration Statement (Form N-1A, File No. 033-88334) of Voya Strategic Allocation Portfolios, Inc. (the "Registration Statement").

We also consent to the incorporation by reference of our report dated February 24, 2022, with respect to Voya Strategic Allocation Conservative Portfolio, Voya Strategic Allocation Moderate Portfolio and Voya Strategic Allocation Growth Portfolio (the "Portfolios") (the portfolios constituting Voya Strategic Allocation Portfolios, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Boston, Massachusetts

April 25, 2022